Exhibit 10.3

Trees Corporation 215 Union Boulevard, Suite 415 Lakewood, CO 80228

November 8, 2024

TCM Tactical Opportunities Fund II LP

777 Westchester Avenue, Suite 203

White Plains, NY 10604

Attention: Peter Troob

Re:	TREES Corporation – Modification to Warrants

Dear Mr. Troob:

Reference is made to those certain warrants to purchase shares of common stock, par value $0.01 per share (“Common Stock”), of TREES Corporation, a Colorado corporation, presently held by TCM Tactical Opportunities Fund II LP and/or certain affiliates thereof (collectively, “TCM”), as more particularly set forth on Schedule A annexed hereto (“Warrants”). The purpose of this letter agreement is to amend certain terms of the Warrants as set forth herein, as follows:

1.	Exercise Price. The Exercise Price for all Warrants is hereby amended to be the product of (i) the average of the per share price of the Common Stock for the ten (10) trading days immediately preceding the date of this letter agreement as reported on the OTCQB multiplied by (ii) 1.25.

2.	Expiration Date. The Expiration Date for all Warrants shall be extended to November 15, 2029.

3.	Remaining Terms. All remaining terms and conditions of the Warrants not otherwise amended pursuant to this letter agreement shall remain in full force and effect in accordance with their respective terms.

4.	Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado (without giving effect to the conflict of laws principles thereof).

Very truly yours,

TREES Corporation

By:
Adam Hershey
Interim Chief Executive Officer

SCHEDULE A

Schedule of Warrants

Holder	Number of Warrants	Date of Grant	Original Exercise Price
TCM Tactical Opportunities Fund II LP	4,912,349	September 15, 2022	$0.70
Context TCM Series Fund LP – Tactical Opportunities Series	1,039,942	April 20, 2021	$0.56
Context TCM Series Fund LP – Tactical Opportunities Series	592,858	April 20, 2021	$0.56